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                                                                     EXHIBIT 8.1

                          Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                          Boston, Massachusetts 02110


                                  May 5, 2000



Andover.Net, Inc.
50 Nagog Park
Acton, MA 01720


Ladies and Gentlemen:

     We have acted as counsel to Andover.Net, Inc., a Delaware corporation ("Company"), in connection with the proposed merger (the "Merger") of Atlanta Acquisition Corp., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of VA Linux Systems, Inc., a Delaware corporation ("Parent"), with and into Company pursuant to an Agreement and Plan of Reorganization by and among Parent, Merger Sub, and Company dated as of February 2, 2000, and as amended on February 11, 2000 and February 25, 2000, and as subsequently amended and restated as of April 26, 2000 (together with all exhibits thereto, the "Merger Agreement"). The Merger and certain proposed transactions incident thereto are described in the Form S-4 Registration Statement (the "Registration Statement") of Parent which includes the Proxy Statement/Prospectus of Parent and Company (the "Proxy Statement/Prospectus"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

     In connection with this opinion, we have examined and are relying upon (without any further independent investigation or review thereof) the truth, accuracy, and completeness, at all relevant times, of the facts, information, statements, covenants, representations, and warranties contained in the Merger Agreement, the Registration Statement, those certain letters dated May 4, 2000 delivered to us by Parent, Merger Sub, and Company containing certain statements and representations of Parent, Merger Sub, and Company (the "Tax Representation Certificates"), and such other instruments and documents related to the formation, organization, and operation of Parent, Merger Sub, and Company and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate for purposes of this opinion. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records and such matters of law as we have deemed necessary as a basis for this opinion.

     In addition, in connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that (i) the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Merger Agreement and without waiver or breach of any material provisions thereof, (ii) original

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Andover.Net, Inc.
May 5, 2000
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documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, (iii) all facts, information, statements, covenants, representations, and warranties made or agreed to by Parent, Merger Sub, and Company, and their respective managers, employees, officers, directors, and shareholders in connection with the Merger, including but not limited to those set forth in the Merger Agreement and the Tax Representation Certificates, are true, accurate, and complete at all relevant times, (iv) all covenants contained in the Merger Agreement and the Tax Representation Certificates are performed without waiver or breach of any material provision thereof, (v) any representation or statement made "to the best knowledge and belief of" or similarly qualified is correct without such qualification, and (vi) the Merger is authorized by and will be effected pursuant to applicable state law and will be reported by Parent and Company on their respective United States federal income tax returns in a matter consistent with this opinion. In rendering this opinion, we have also assumed that Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, has delivered, and has not withdrawn, an opinion that is substantially similar to this one.

     Based on the foregoing and subject to the limitations, qualifications, assumptions, and caveats set forth herein, and the limitations, qualifications, assumptions, and caveats set forth in the portion of the Registration Statement captioned "The Merger -- Material Federal Income Tax Consequences", we are of the view that the discussion in the five bullet points contained in the Registration Statement under the caption "The Merger -- Material Federal Income Tax Consequences" fairly presents the material current United States federal income tax consequences of the Merger. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events.

     This opinion represents only our best judgment as to the material current United States federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency, or other governmental body. The conclusions are based on the Internal Revenue Code, judicial decisions, administrative regulations, and published rulings and procedures, all as existing on the date hereof. No assurance can be given that future legislative, judicial, or administrative changes or interpretations, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

     No opinion is expressed as to any United States federal tax consequences of the Merger or the other transactions contemplated by the Merger Agreement, except as specifically set forth herein, and this opinion does not address various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. This opinion may not be relied upon except with respect to the consequences specifically discussed herein. To the extent that any of the facts, information, statements, covenants, representations, warranties, and
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Andover.Net, Inc.
May 5, 2000
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assumptions material to our opinion and upon which we have relied are not true, accurate, and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   /s/ HUTCHINS, WHEELER & DITTMAR
                                   -------------------------------
                                   Hutchins, Wheeler & Dittmar
                                   A Professional Corporation